SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 0549

                             FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (date of earliest event reported       March 18, 1997



                               LYNCH CORPORATION
       (Exact ne of Registrant as specified in its charter)



        Indiana                          1-106                38-1799862
(State or other jurisdiction of)   (Commission File No.)    (IRS Employer
                                                           Identification No.






8 Sound Shore Drive, Suite 290, Greenwich, Connecticut             06830
(Address of principal executive offices)                        (Zip Code)




                                  (203) 629-3333
       (Registrant's telephone number, including area code)
Item 1.  Change in Control of Registrant


     Not Applicable


Item 2.  Acquisition of Disposition of Assets

Acquisition of Upper Peninsula Telephone Company


     On March 18, 1997, Lynch Michigan Telephone Holding Corporation
("LMT"), a subsidiary of the Registrant, acquired approximately 60% of the stock of Upper Peninsula Telephone Company ("UPTC") from Leslie G. and Cecile
C. Matthews for approximately $15.3 million in cash. The acquisition was the result of arms length negotiations between Registrant and the Matthews.
There was no material relationship between Registrant and the Matthews. A copy of the Purchase and Sale Agreement is filed as Exhibit 7.1 hereto. Registrant intends, and has an obligation under the Purchase and Sale Agreement to acquire the remaining stock of UPTC.

     UPTC is a local exchange telephone company headquartered in Carney, Michigan. UPTC services approximately 6,200 access lines through local exchanges, principally in the upper peninsula of Michigan. The assets of UPTC, which primarily consist of telephone cable, switching equipment and the other assets used in its telephone business, will continue to be used in the business of UPTC. UPTC also has minority positions in certain cellular telephone operations in Michigan.

     Registrant borrowed $10 million from Gabelli Funds, Inc. and one of its subsidiaries (the "GFI Loan"), as well as $5 million from one of Registrant's subsidiaries, for the acquisition. Mario J. Gabelli, the Chairman and Chief Executive Officer of Registrant, is the principal shareholder of Gabelli Funds, Inc. and its Chairman and Chief Executive Officer. The GFI Loan is due on the earlier of May 19, 1997, or the obtaining of permanent financing for the UPTC acquisition, and is secured by UPTC, Lynch Entertainment Corporation and Lynch Entertainment Corporation II stock.

     UPTC had outstanding debt to the Rural Utilities Services of approximately $12.1 million at the time of the acquisition secured by substantially all of the assets of UPTC.

     UPTC had revenues and net income of $7.8 million and $1.9 million, respectively, for the year ended December 31, 1995 and $8.5 million and $2.0 million, respectively, for the year ended December 31, 1996.

Item 3.  Bankruptcy of Receivership

     Not applicable

Item 4.  Changes in Registrant's Certifying Account

     Not applicable

Item 5.  Other Events

     Not applicable

Item 6.  Resignation of Registrant's Directors

     Not applicable

Item 7.  Financial Statements and Exhibits

     (a)  Financial Statements of Businesses Acquired

          It is impractical to provide the required financial statements. The required financial statements of the businesses as acquired will be filed as soon as they are available.

     (b)  Pro Forma Financial Information

          It is impractical to provide the required pro forma financial information required by this Item. The required pro forma financial information derived from the businesses as acquired will filed soon as such information is available.

     (c)  Exhibits

     7.1 Purchase and Sale Agreement, dated November 15, 1996, among LMT and Leslie G. Matthews and Cecile C. Matthews (exhibits and schedules omitted). Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

Item 8.  Change in Fiscal Year

     Not applicable


                            Signatures

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LYNCH CORPORATION



                                        By:_______________________
                                           Robert E. Dolan
                                           Chief Financial Officer

Date:   April 1, 1997